UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 27, 2007
Volterra Semiconductor Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50857 (Commission File Number)	94-3251865 (I.R.S. Employer Identification Number)
3839 Spinnaker Court, Fremont, CA 94538-6437
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 743-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Principal Officer
On February 27, 2007, the Company issued a press release announcing Dr. Hamza Yilmaz’s acceptance of an offer to join the Company as Senior Vice President, Product Development, Engineering and Manufacturing Operations. Dr. Yilmaz’s employment with the Company began on February 27, 2007.
Prior to joining the Company, Dr. Yilmaz, age 52, was an executive at Fairchild Semiconductor, a semiconductor manufacturer, from July 2004 until February 2007, most recently as Senior Vice President, Product and Technology Development. From January 2003 to July 2004, Dr. Yilmaz served as Corporate Vice President of Corporate Technology, Engineering and Business Development at GEM Services, a provider of semiconductor manufacturing services. From June 2002 through January 2003, Dr. Yilmaz was President at PowerSemiconductor Solutions, a technical and management consulting company. Dr. Yilmaz also spent a significant amount of time in various executive positions at Vishay Siliconix, a subsidiary of Vishay Intertechnology through its acquisition of Siliconix, a manufacturer of discrete semiconductors and passive components.
Dr. Yilmaz holds a B.S. in Electrical Engineering from Yildiz Technical University, a M.S. in Electrical Engineering from the University of Texas at Austin and a Ph.D. in Solid State Electronics from the University of Michigan, Ann Arbor.
Dr. Yilmaz has no “family relationships,” as defined in Item 401(d) of Regulation S-K, with any director or executive officer of the Company. There are no arrangements or understandings between Dr. Yilmaz and any other person pursuant to which Dr. Yilmaz was selected as an officer. Since the beginning of the fiscal year, there has not been any transaction and there is no currently proposed transaction, or series of similar transactions, involving Dr. Yilmaz, or deemed to involve Dr. Yilmaz, of the type described in Item 404(a) of SEC Regulation S-K.
This Form 8-K has been timely filed in accordance with the Instruction to Item 5.02(c) that permits a delayed filing to accommodate a public announcement of the appointment of a new principal officer. The press release issued by the Company on February 27, 2007 in connection with this matter is attached hereto as Exhibit 99.1.
(e)
Pursuant to an offer letter dated January 13, 2007, Dr. Yilmaz shall receive an annual base salary of $225,000 and shall be eligible to participate in the Company’s management bonus plan. On February 13, 2007, the Board of Directors approved the grant of an option to purchase 150,000 shares of the Company’s common stock, vesting over a four year period. In accordance with the Company’s policies regarding new hires, the grant shall be made on March 1, 2007. Dr. Yilmaz is also entitled to receive a sign-on bonus of $50,000, which may be subject to repayment if Dr. Yilmaz resigns his employment or if his employment is terminated for cause prior to the first anniversary of his employment with the Company. In addition, if Dr. Yilmaz’s employment is terminated without cause, Dr. Yilmaz is entitled to receive a severance payment equal to six months of his base salary, and the vesting of a certain number of shares underlying Dr. Yilmaz’s option grant shall accelerate. The foregoing descriptions are subject to, and qualified in their entirety by, the offer letter, which is filed as Exhibit 10.1 to this Current Report and is incorporated in this Item 5.02(e) by reference.
Item 7.01 Regulation FD Disclosure.
On February 27, 2007, the Company issued a press release containing forward looking statements. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Item 7.01 (including the exhibit hereto) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 (including the exhibit hereto) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to this Item 7.01 in such filing.

Item 9.01. Financial Statements and Exhibits.
The following exhibit is furnished with this document:

Exhibit	Description of Exhibit
Number

10.1	Offer letter between the Registrant and Dr. Hamza Yilmaz, dated January 17, 2007
99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation
Date: February 27, 2007	By:	/s/ Greg Hildebrand
Greg Hildebrand
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
Number

10.1	Offer letter between the Registrant and Dr. Hamza Yilmaz, dated January 17, 2007
99.1	Press Release